UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEOMET, INC.

[Exact name of registrant as specified in its charter]

Delaware	76-0662382
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850,
Houston, Texas 77010	78730
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

Series A Convertible	The NASDAQ Stock Market LLC
Redeemable Preferred Stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) of GeoMet, Inc. (“GeoMet”). A description of the Preferred Stock is contained in GeoMet’s Prospectus, dated July 29, 2010, under the captions “Series A Convertible Redeemable Preferred Stock” and “Description of Capital Stock,” and those sections of the Prospectus Supplement are incorporated herein by reference. The Prospectus Supplement relates to the Prospectus, dated December 8, 2009, included in GeoMet’s registration statement on Form S-3 (File No. 333- 163193).

Item 2. Exhibits.

Exhibit No.	Item

3.1	Form of Amended and Restated Certificate of Incorporation of GeoMet, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on July 25, 2006 (Registration No. 333-131716)).

3.2	Amended and Restated Bylaws of GeoMet, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2007).

3.3	Certificate of Designations of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share, of GeoMet, Inc. (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 24, 2010).

10.1	Investment Agreement dated June 2, 2010 by and between GeoMet, Inc. and Sherwood Energy, LLC (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on July 7, 2010).

10.2	First Amendment to Investment Agreement dated September 3, 2010 by and between GeoMet, Inc. and Sherwood Energy, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 10, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEOMET, INC.

By:	/s/ WILLIAM C. RANKIN
William C. Rankin Executive Vice President and Chief Financial Officer

Dated: September 10, 2010

EXHIBIT INDEX

Exhibit No.	Item

3.1	Form of Amended and Restated Certificate of Incorporation of GeoMet, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on July 25, 2006 (Registration No. 333-131716)).

3.2	Amended and Restated Bylaws of GeoMet, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2007).

3.3	Certificate of Designations of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share, of GeoMet, Inc. (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 24, 2010).

10.1	Investment Agreement dated June 2, 2010 by and between GeoMet, Inc. and Sherwood Energy, LLC (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on July 7, 2010).

10.2	First Amendment to Investment Agreement dated September 3, 2010 by and between GeoMet, Inc. and Sherwood Energy, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 10, 2010).